BY-LAWS

                                       OF

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.

                            (as of January __, 1998)

                                    ARTICLE I

                                     OFFICES

     1.1. Registered Office. The registered office shall be established and maintained at 629 Grove Street, Jersey City, New Jersey 07310, or at any other location within the State of New Jersey as the President of the Corporation shall designate from time to time.

     1.2. Other Offices. The Corporation may have other offices, either within or without the State of New Jersey, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

     2.1. Place of Stockholders' Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of New Jersey as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

     2.2. Date and Hour of Annual Meetings of Stockholders. Subject to change by resolution of the Board of Directors, the annual meeting of the stockholders of the Corporation shall be held each year on the first day of May, unless said date is a legal holiday, in which case the meeting shall be held on the next business day thereafter which is not a legal holiday. The



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meeting  may be held at such time and such place  within or without the State of
New Jersey as shall be fixed by the Board of Directors and stated in the notice of the meeting.

     2.3. Purposes of Annual Meetings. At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any further proper business may be transacted.

     2.4. Special Meetings of Stockholders. Special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the Chief Executive Officer, the President or by the Board of Directors, or at the request in writing by stockholders of record owning a majority of the issued and outstanding shares of Common Stock of the Corporation.

     2.5. Notice of Meetings of Stockholders. Except as otherwise expressly required or permitted by law, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting, written notice, (i) delivered by hand, (ii) sent by telecopier, provided that a copy is mailed by registered or certified mail, return receipt requested, postage prepaid, (iii) sent by Express Mail, Federal Express or other express delivery service, receipt requested, (iv) sent by telegram or (v) mailed by first-class registered or certified mail, return receipt requested, postage prepaid, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address for notices to such stockholder as it appears on the records of the Corporation.

     2.6. Quorum of Stockholders. (a) Unless otherwise provided by the Certificate of Incorporation or by law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.



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     (b) At any meeting of the  stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

     (c) At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

     (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.7. Chairman and Secretary of Meeting. The Chairman of the Board (if there be one), or in his absence, the Chief Executive Officer or President, or in his or their absence, a Vice President, shall preside at meetings of the stockholders. The Secretary or, in his absence, an Assistant Secretary, shall act as secretary of the meeting, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

     2.8. Voting by Stockholders. Except as may be otherwise provided by the Certificate of Incorporation or these by-laws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation


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on the record date for the meeting. All elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

     2.9. Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged. Unless a proxy is irrevocable as provided in subsection 14A:5-19(3) of the New Jersey Business Corporation Act, a proxy shall be revocable at will.

     2.10. Inspectors. The Board of Directors may at any time appoint one or more persons to serve as Inspectors of Election at the next succeeding annual meeting of stockholders or at any meeting or meetings and the Board of Directors may at any time fill any vacancy in the office of Inspector. If the Board of Directors fails to appoint Inspectors, or if any Inspector appointed be absent or refuse to act, or if his office becomes vacant and be not filled by the Board of Directors, the Chairman of any meeting of the stockholders may appoint one or more temporary Inspectors for such meeting. All proxies shall be filed with the Inspectors of Election at the meeting before being voted upon.

     2.11. List of Stockholders. (a) At least ten days before every meeting of stockholders the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

     (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall


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

be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

     (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this
Section 2.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     2.12. Action By Consent Without Meeting. Unless otherwise provided by the Certificate of Incorporation and subject to any limitations prescribed by the provisions of Section 14A:5-6 of the New Jersey Business Corporation Act and upon compliance with said provisions, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

     3.1. Powers of Directors. The property, business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all the powers of the Corporation


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

except such as are by the law of the State of New Jersey or the Certificate of Incorporation or these by-laws required to be exercised or done by the stockholders.

     3.2.   Number,   Method  of  Election,   Terms  of  Office  of   Directors,
Qualification.

     (a) The number of directors shall be such as the Board of Directors may by resolution direct consistent with the provisions of the Certificate of Incorporation of the Corporation. Directors need not be stockholders. Each director shall hold office for the term for which he is appointed or elected and until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Directors need not be elected by ballot, except upon demand of any stockholder. The Chairman of the Board, if one be elected, shall be chosen from among the directors.

     (b) Any stockholder desiring to nominate a person as a Director of the Corporation shall cause the proposed nomination to be received at the Corporation's principal executive offices (i) no later than February 1, 1998, in the case of a person to be proposed as a nominee for election at the 1998 annual meeting of stockholders and (ii) no later than 120 days in advance of the anniversary of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting, in the case of a person to be proposed as a nominee for election at the 1999 annual meeting of stockholders and thereafter. Any Director nominee proposal, as a condition for consideration by the Board of Directors, shall be accompanied by (i) a statement signed by the proposed nominee that he consents to be nominated and agrees to serve if elected as a Director and (ii) biographical information about the proposed nominee that would be required to be disclosed by the Corporation in filings made with the United States Securities and Exchange Commission in accordance with the rules and


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regulations  under the Securities  Exchange Act of 1934, as amended,  whether or not the Corporation is subject to such reporting requirements.

     3.3. Vacancies on Board of Directors; Removal.

     (a) Any vacancy in the Board of Directors caused by death, resignation, removal (whether or not by cause), disqualification, an increase in the number of directors or any other cause may be filled by the majority vote of the remaining directors of the Corporation at the next annual meeting, any regular meeting or any special meeting called for that purpose. Each director so elected shall hold office for the unexpired term or for such lesser term as may be designated and until his successor shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided. In case all the directors shall die or resign or be removed or disqualified, any stockholder having voting powers may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which directors may be elected for the unexpired term.

     (b) Removal. Any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation, given at a special meeting of the stockholders called for that purpose.

     3.4. Meetings of the Board of Directors. (a) The Board of Directors may hold their meetings, both regular and special, either within or outside the State of New Jersey.

     (b) Regular meetings of the Board of Directors may be held at such time and place (within or without the State of New Jersey) as shall from time to time be determined by resolution of the Board of Directors. No notice of such regular meetings shall be required. If the


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date  designated for any regular  meeting be a legal  holiday,  then the meeting shall be held on the next day which is not a legal holiday.

     (c) The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders for the election of officers and the transaction of such other business as may come before it. If such meeting is held at the place of the stockholders' meeting, no notice thereof shall be required.

     (d) Special meetings of the Board of Directors shall be held whenever called by direction of the President or at the written request of any one director.

     (e) The Secretary shall give notice to each director of any special meeting of the Board of Directors by mailing the same at least five days before the meeting or by telegraphing, telexing, or delivering the same not later than the day before the meeting. Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any director shall be required with respect to any meeting at which the director is present.

     3.5. Quorum and Action. Unless provided otherwise by law or the Certificate of Incorporation, a majority of the whole board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors, unless the New Jersey Business Corporation Act requires a greater proportion.



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     3.6. Presiding Officer and Secretary of Meeting.  The Chairman of the Board
(if there be one), or in his absence, the Chief Executive Officer or President, or, in his or their absence, any Vice President, or, in their absence a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officer may appoint a secretary of the meeting.

     3.7. Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

     3.8. Action by Telephonic Conference. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

     3.9. Committees. (a) The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.



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     (b) Any  such  committee,  to the  extent  provided  in the  resolution  or resolutions of the Board of Directors, or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the by-laws of the Corporation, or any authority the delegation of which is prohibited by Section 14A: 6-9 of the New Jersey Business Corporation
Act;  and  unless  the  resolution,   these  by-laws,   or  the  Certificate  of
Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     3.10. Compensation of Directors. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

     4.1. Officers, Title, Elections, Terms. (a) The elected officers of the Corporation shall include a President, a Treasurer and a Secretary, and may include a Chairman of the Board (or one or more Co-Chairmen of the Board), a Chief Executive Officer, a Vice Chairman of the


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

Board, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (or one or more Executive Vice Presidents or Senior Vice Presidents), one or more Assistant Secretaries and one or more Assistant Treasurers who shall be elected by the Board of Directors at its annual meeting following the annual meeting of the stockholders, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualify.

     (b) The Board of Directors may elect or appoint at any time, and from time to time, additional officers or agents with such duties as it may deem necessary or desirable. Such additional officers shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment. Two or more offices may be held by the same person.

     (c) Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

     (d) Any officer may resign his office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     (e) The salaries and other compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

     4.2. Removal of Elected Officers. Any elected officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office.



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     4.3.  Duties.  (a) Chief  Executive  Officer.  The Board of  Directors  may
designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board (or, if more than one, the Co-Chairmen of the Board in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

     (b) Chief Operating Officer. The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

     (c) Chief Financial Officer. The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

     (d) Chairman of the Board. The Board of Directors may designate a Chairman of the Board (or one or more Co-Chairmen of the Board). The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. If there be more than one, the Co-Chairmen designated by the Board will perform such duties. The Chairman of the Board shall perform such other duties as may be assigned to him or them by the Board of Directors.

     (e) President. The President or Chief Executive Officer, as the case may be, shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control all the business and affairs of the Corporation. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President



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

     shall be a Chief Operating Officer. In the absence of the Chairman (or any Co-Chairmen) of the Board of Directors and the Chief Executive Officer, he shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     (f) Vice President. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may determine or as may be assigned to him by the President. In the absence of the President or in the event of his death, or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting, shall have all the powers and be subject to all the restrictions upon the President. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or as Vice President or Executive Vice President for particular areas of responsibility.

     (g) Treasurer. The Treasurer shall (1) have charge and custody of and be responsible for all funds and securities of the Corporation; (2) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (3) deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by resolution of the Board of Directors; and (4) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. He shall, if required by the Board of


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

     Directors, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     (h) Secretary. The Secretary shall (1) keep the minutes of the meetings of the stockholders, the Board of Directors, the Executive Committee (if designated), and all other committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized; (4) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (5) have general charge of stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     (i) Assistant Secretaries and Assistant Treasurers. At the request of the Secretary or in his absence or disability, one or more Assistant Secretaries designated by him or by the Board of Directors shall have all the powers of the Secretary for such period as he or it may designate or until he or it revokes such designation. At the request of the Treasurer or in his absence or disability, one or more Assistant Treasurers designated by him or by the Board of Directors shall have all the powers of the Treasurer for such period as he or it may designate or until he or it revokes such designation. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.


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

                                    ARTICLE V

                                  CAPITAL STOCK

     5.1. Stock Certificates. (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

     (b) If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

     (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued. They shall set forth thereon the statements prescribed by Section 14A:7-11, and, where applicable, by Sections 14A:5-21 and 14A:12-5, of the New Jersey Business Corporation Act.

     (e) All certificates surrendered to the Corporation shall be canceled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.

     5.2. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

     5.3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

     5.4. Lost, Stolen or Destroyed Certificates. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

     5.5. Transfer Agent; Registrar; Rules Respecting Certificates. The Corporation may maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

     5.6. Fixing Record Date for Determination of Stockholders of Record. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     5.7. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1. Signatories. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     6.2. Seal. The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

     6.3. Notice and Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of the stockholders, directors or a committee is required to be given under the law of the State of New Jersey, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

     6.4. Amendment of By-Laws. (a) By Board of Directors. The by-laws of the Corporation may be altered, amended or repealed or new by-laws may be made or adopted by the Board of Directors at any regular or special meeting of the Board.

     (b) By Stockholders. The by-laws of the Corporation may also be altered, amended or repealed or new by-laws may be made or adopted by the vote of a majority in interest of the stockholders represented and entitled to vote, at any meeting at which a quorum is present; provided, however, that Sections 6.4(a) and 3.2(b) of these by-laws may only be altered, amended or repealed, if by action of the stockholders, by the affirmative vote of the holders of 66.67% of the outstanding shares entitled to vote thereon.

     6.5. Indemnity. The Corporation shall indemnify its directors and officers to the fullest extent allowed by law.

     6.6. Fiscal Year. The fiscal year of the Corporation shall end on such date of each year as shall be determined by the Board of Directors.